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                                                                      EXHIBIT 12

                           SUN HEALTHCARE GROUP, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)
                                  (UNAUDITED)


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
                                                                                                    THREE MONTHS
                                                                                                        ENDED
                                                         YEAR ENDED DECEMBER 31,                      MARCH 31,
                                        ----------------------------------------------------------  -------------
                                          1993       1994       1995        1996         1997           1998
                                        ---------  ---------  ---------  ----------  -------------  -------------
EARNINGS:
  Earnings before income taxes and
    extraordinary items...............  $  22,710  $  36,807  $  12,794  $   52,466   $    95,882     $  31,977
  Add Fixed Charges (excluding portion
    capitalized)......................      9,634     39,742     65,444      75,553       143,139        60,251
                                        ---------  ---------  ---------  ----------  -------------  -------------
Earnings available for fixed
  charges.............................  $  32,344  $  76,549  $  78,238  $  128,019   $   239,021     $  92,228
                                        ---------  ---------  ---------  ----------  -------------  -------------
                                        ---------  ---------  ---------  ----------  -------------  -------------

FIXED CHARGES:
  Interest charges (including portion
    capitalized)......................  $     379  $  14,253  $  24,668  $   28,371   $    76,924     $  35,824
  Estimated interest factor on rental
    expense...........................      9,293     29,194     43,615      49,654        68,238        25,001
                                        ---------  ---------  ---------  ----------  -------------  -------------
Total fixed charges...................  $   9,672  $  43,447  $  68,283  $   78,025   $   145,162     $  60,825
                                        ---------  ---------  ---------  ----------  -------------  -------------
                                        ---------  ---------  ---------  ----------  -------------  -------------

RATIO OF EARNINGS TO FIXED
  CHARGES.............................       3.34       1.76       1.15        1.64          1.65          1.52
                                        ---------  ---------  ---------  ----------  -------------  -------------
                                        ---------  ---------  ---------  ----------  -------------  -------------
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